Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Stephen Bacica
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	SBacica@MCGCapital.com
(866) 904-4775 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS THIRD QUARTER 2011 RESULTS

AND DISTRIBUTION OF $0.17 PER SHARE

ARLINGTON, VA—November 3, 2011—MCG Capital Corporation (Nasdaq: MCGC) (“MCG” or the “Company”) announced today its financial results for the quarter ended September 30, 2011. MCG will host an investment community conference call today, November 3, 2011 at 10:00 a.m. (Eastern Time). Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

HIGHLIGHTS

•

Distributable net operating income, or DNOI, for the quarter ended September 30, 2011 was $6.7 million, or $0.09 per share. DNOI refers to net operating income adjusted for amortization of employee restricted stock awards.

•	Net operating income for the quarter ended September 30, 2011 was $6.0 million, or $0.08 per share.

•	Net loss for the quarter ended September 30, 2011 was $25.1 million, or $0.33 per share.

•

Net investment loss for the quarter ended September 30, 2011 was $31.1 million, which included a $24.7 million reduction in the fair value of Broadview Networks Holdings, Inc., or Broadview, primarily reflecting, among other factors, continuing challenges in the bond market, a recent downgrade of Broadview’s corporate credit rating, delays by Broadview in refinancing its debt, as well as the near-term maturities of Broadview’s debt facilities.

•

During the quarter ended September 30, 2011, MCG funded $67.6 million of advances and originations, including $47.6 million to four new portfolio companies. Payoffs and portfolio monetization activities totaled $61.5 million during the quarter.

•	MCG’s ratio of total assets to total borrowings and other senior securities was 230% as of September 30, 2011.

DISTRIBUTION

On October 31, 2011, the MCG board of directors declared a distribution of $0.17 per share. The distribution is payable as follows:

Record date: December 15, 2011

Payable date: January 13, 2012

If MCG determined the tax attributes of its 2011 distributions as of September 30, 2011, 26% would be from ordinary income and 74% would be a return of capital. However, actual determinations of the tax attributes of MCG’s distributions, including determinations of return of capital, are made annually as of the end of its fiscal year based upon its taxable income and distributions paid for the full year and will be reported to each stockholder on a Form 1099.

OVERVIEW

Today, MCG reported a third quarter 2011 net loss of $25.1 million, or $0.33 per basic and diluted share, which represented a $24.6 million, or $0.32 per share, incremental net loss from the $0.5 million, or $0.01 per share, reported for the comparable period in 2010. The incremental net loss resulted primarily from a $21.3 million increase in MCG’s net investment loss before income tax provision and a $5.4 million decrease in MCG’s operating income, partially offset by a $1.7 million decrease in MCG’s income tax provision and a $0.5 million decrease in loss on extinguishment of debt before income tax provision.

MCG Capital Corporation

November 3, 2011

MCG’s revenue for the third quarter of 2011 was $20.7 million, which represented a $1.9 million, or 8.2%, decrease from the comparable period in 2010. This decrease was composed of a $2.1 million decrease in interest and dividend income, partially offset by a $0.2 million increase in advisory fees and other income. MCG reported DNOI of $6.7 million, or $0.09 per share, which represented a $5.7 million, or $0.07 per share, decrease over the third quarter of 2010. Net operating income during the third quarter of 2011 was $6.0 million, which represents a $5.4 million, or 47.8%, decrease from the comparable period in 2010.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2011, MCG had $54.0 million cash and cash equivalents and $116.4 million of cash in securitization and restricted accounts, a portion of which could be deployed for suitable new investment opportunities. Because the reinvestment period for principal collections for the Company’s Commercial Loan Trust 2006-1 facility (“MCG 2006-1”) expired on July 20, 2011, MCG used $80.2 million of securitized cash on October 20, 2011 to repay a portion of this debt.

As of September 30, 2011, MCG had $490.0 million of total borrowings (the majority of which was composed of $406.3 million of collateralized non-recourse borrowings) and had $135.6 million in the aggregate of borrowing capacity across all facilities, including $41.4 million of funded borrowing capacity available, subject to the approval of the United States Small Business Administration, or SBA, that is exempt from the statutory asset coverage ratio requirements. The $135.6 million of borrowing capacity available under all borrowing facilities would require an additional $53.0 million cash and collateral contribution into certain of the facilities.

As a business development company, MCG is required to meet an asset coverage ratio of total net assets to total borrowings and other senior securities of at least 200% in order to borrow under new or existing borrowing facilities or to make distributions to its stockholders. MCG’s asset coverage ratio was 230% as of September 30, 2011.

CORPORATE RESTRUCTURING AND OTHER ORGANIZATIONAL CHANGES

MCG is restructuring its business to simplify the organizational structure, refine operations and reduce annual operating expenses. On August 1, 2011, the Company’s board of directors approved a plan to reduce its workforce by 42%, including 22 current employees and 5 recent resignations. As of September 30, 2011, the Company’s headcount was 39 employees which it expects to decline to 37 employees after the corporate restructuring is completed. The Company believes this plan, which includes a cost reduction initiative, reflects its focus on originating high-yielding debt securities to the extent funds are available, aligns the size of the organization to its asset base and establishes an efficient framework that is scalable with its assets. The workforce reduction sizes the organization at a level appropriate for the Company’s expected near-term objectives. Affected employees received severance pay, continuation of benefits and, for employees who had been awarded restricted stock, additional lapsing of restrictions associated with restricted stock awards.

During the nine-months ended September 30, 2011, MCG incurred $4.2 million of restructuring expenses, which are reported as a separate line item on its Consolidated Statements of Operations. The Company expects it will incur approximately $115,000 to $120,000 of additional restructuring charges during the remainder of 2011. During 2012 and 2013, MCG expects to record restructuring charges of $65,000 and $14,000, respectively, which represent the accretion costs of severance benefits. The Company expects these actions, when combined with the closure of one of its offices and other planned reductions in its general and administrative expense will result in approximately $6.7 million to $7.0 million of expected savings through the five quarters ending December 31, 2012.

As previously announced, Richard W. Neu, Chairman of the MCG Board, was elected as Chief Executive Officer on October 31, 2011, succeeding Steven F. Tunney, Sr. who resigned in order to pursue other interests. During the three months ending December 31, 2011, MCG expects to recognize approximately $2.5 million of severance and other expenses associated with Mr. Tunney’s resignation.

PORTFOLIO ACTIVITY

The fair value of MCG’s investment portfolio totaled $824.2 million as of September 30, 2011, as compared to $1,009.7 million as of December 31, 2010. During the third quarter of 2011, MCG funded $67.6 million of originations and advances, including $47.6 million of originations to four new portfolio companies, $16.2 million of originations and advances to seven existing portfolio companies under revolving and line of credit facilities, and $3.8 million of paid-in-kind, or PIK, advances. The $47.6 million of originations to new portfolio companies included $47.3 million of investments in senior debt securities and $0.3 million in common equity. The $16.2 million of originations and advances to existing portfolio companies included $14.2 million of investments in senior debt securities and $2.0 million in preferred equity in one portfolio company. Gross payments, reductions and sales of securities during the third

MCG Capital Corporation

November 3, 2011

quarter of 2011 of $61.5 million were composed of $58.3 million of senior debt, $2.6 million of secured subordinated debt, $0.5 million of preferred equity and $0.1 million of common equity.

During the three months ended September 30, 2011, MCG reported net investment losses before income tax provision of $31.1 million, which are detailed below:

		Three months ended September 30, 2011
(in thousands) Portfolio Company	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain

Broadview Networks Holdings, Inc.	Communications	Control	$—	$(24,697)	$—	$(24,697)
Jet Plastica Investors, LLC	Plastic Products	Control	—	(5,637)	—	(5,637)
Intran Media, LLC	Other Media	Control	—	(1,959)	—	(1,959)
Total Sleep Holdings, Inc.	Healthcare	Control	(38,081)	—	38,054	(27)
Stratford School Holdings, Inc.	Education	Affiliate	—	2,217	—	2,217
GSDM Holdings, LLC	Healthcare	Non-Affiliate	—	1,857	—	1,857
NDSSI Holdings, LLC	Electronics	Non-Affiliate	—	1,277	—	1,277
Other (< $1 million net gain (loss))			254	(3,685)	(652)	(4,083)

Total			$(37,827)	$(30,627)	$37,402	$(31,052)

A summary of the reasons for significant changes in realized and unrealized (loss) and gain on investments and changes in unrealized appreciation and depreciation on investments for the three months ended September 30, 2011, are summarized below:

•

MCG recorded $24.7 million of unrealized depreciation on its Broadview investment primarily reflecting, among other factors, continuing challenges in the bond market, a recent downgrade of Broadview’s corporate credit rating, delays by Broadview in refinancing its debt, as well as the near-term maturities of Broadview’s debt facilities. As of June 30, 2011, Broadview had $17.1 million of borrowings outstanding under its revolving credit facility, which becomes payable on February 23, 2012. In addition, as of June 30, 2011, Broadview had $301.4 million of outstanding senior secured notes, which will mature on September 1, 2012. The fair value of Broadview, which MCG used as the foundation for determining the fair value of its investment in Broadview, is consistent with an independent third-party valuation. If Broadview is unable to refinance these debt facilities by their respective maturity dates, the value of MCG’s portfolio investment in Broadview could decline by up to the remaining fair value as of September 30, 2011, and MCG may be required to recognize additional unrealized depreciation on this investment.

•

MCG recorded $5.6 million of unrealized depreciation on its investment in Jet Plastica Investors, LLC, to reflect a decrease in that company’s operating performance and the multiple that MCG used to value the company.

•

MCG also wrote off its remaining investment in Total Sleep Holdings, Inc. during the quarter ended September 30, 2011, which resulted in the reversal of $38.1 million of previously unrealized depreciation and the realization of a $38.1 million loss.

The remaining unrealized depreciation and appreciation shown in the above table resulted predominantly from a change in the performance of certain of the Company’s portfolio companies and the multiples used to value certain of its investments.

Conference Call (Live Call)	Date and time	Thursday, November 3, 2011 at 10:00 a.m. Eastern Time
	Dial-in Number (No Conference ID required)	(877) 878-2269 domestic (847) 829-0062 international
	Webcast	http://investor.mcgcapital.com
Replay (Available through November 17, 2011)	Call Replay (Conference ID for replay is #24220286)	(855) 859-2056 domestic (404) 537-3406 international
	Web Replay	http://investor.mcgcapital.com

MCG Capital Corporation

November 3, 2011

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Cash and cash equivalents	$53,956	$44,970
Cash, securitization accounts	99,416	42,245
Cash, restricted	16,982	29,383
Investments at fair value
Non-affiliate investments (cost of $593,285 and $684,785, respectively)	606,710	646,116
Affiliate investments (cost of $42,497 and $43,721, respectively)	55,107	53,300
Control investments (cost of $424,461 and $517,167, respectively)	162,356	310,289

Total investments (cost of $1,060,243 and $1,245,673, respectively)	824,173	1,009,705
Interest receivable	3,182	5,453
Other assets	11,381	13,521

Total assets	$1,009,090	$1,145,277

Liabilities
Borrowings (maturing within one year of $80,173 and $18,858, respectively)	$490,019	$546,882
Interest payable	1,578	2,291
Dividends payable	13,101	10,735
Other liabilities	7,911	7,353

Total liabilities	512,609	567,261

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on September 30, 2011 and December 31, 2010, 77,035 issued and outstanding on September 30, 2011 and 76,662 issued and outstanding on December 31, 2010	770	767
Paid-in capital	1,009,211	1,008,823
Distributions in excess of earnings
Paid-in capital	(166,029)	(166,029)
Other	(110,997)	(28,555)
Net unrealized depreciation on investments	(236,474)	(236,990)

Total stockholders’ equity	496,481	578,016

Total liabilities and stockholders’ equity	$1,009,090	$1,145,277

Net asset value per common share at end of period	$6.44	$7.54

MCG Capital Corporation

November 3, 2011

MCG Capital Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$16,540	$16,198	$50,319	$46,123
Affiliate investments (5% to 25% owned)	1,215	792	4,133	2,557
Control investments (more than 25% owned)	2,025	4,900	8,952	15,974

Total interest and dividend income	19,780	21,890	63,404	64,654

Advisory fees and other income
Non-affiliate investments (less than 5% owned)	885	260	1,812	725
Control investments (more than 25% owned)	45	421	1,005	706

Total advisory fees and other income	930	681	2,817	1,431

Total revenue	20,710	22,571	66,221	66,085

Operating expense
Interest expense	3,960	4,326	11,778	13,182
Employee compensation
Salaries and benefits	2,683	3,527	9,567	12,065
Amortization of employee restricted stock awards	348	1,013	1,378	3,363

Total employee compensation	3,031	4,540	10,945	15,428
General and administrative expense	3,657	2,305	9,130	8,785
Restructuring expense	4,109	—	4,174	1

Total operating expense	14,757	11,171	36,027	37,396

Net operating income before net investment loss, (loss) gain on extinguishment of debt and income tax provision	5,953	11,400	30,194	28,689

Net realized (loss) gain on investments
Non-affiliate investments (less than 5% owned)	281	7,383	(47,288)	7,837
Affiliate investments (5% to 25% owned)	(1)	—	(917)	—
Control investments (more than 25% owned)	(38,107)	(3,911)	(25,755)	(5,889)

Total net realized (loss) gain on investments	(37,827)	3,472	(73,960)	1,948

Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	(2,634)	(6,854)	52,094	445
Affiliate investments (5% to 25% owned)	1,942	573	3,031	2,051
Control investments (more than 25% owned)	7,613	(6,890)	(55,227)	(29,836)
Derivative and other fair value adjustments	(146)	(101)	618	262

Total net unrealized appreciation (depreciation) on investments	6,775	(13,272)	516	(27,078)

Net investment loss before income tax provision	(31,052)	(9,800)	(73,444)	(25,130)
(Loss) gain on extinguishment of debt before income tax provision	—	(449)	(863)	2,983
Income tax provision	10	1,680	29	1,866

Net (loss) earnings	$(25,109)	$(529)	$(44,142)	$4,676

(Loss) earnings per basic and diluted common share	$(0.33)	$(0.01)	$(0.58)	$0.06
Cash distributions declared per common share	$0.17	$0.12	$0.49	$0.23
Weighted-average common shares outstanding—basic and diluted	76,404	75,486	76,173	76,469

MCG Capital Corporation

November 3, 2011

MCG Capital Corporation

Consolidated Statements of Cash Flows

(unaudited)

	Nine months ended September 30,
(in thousands)	2011	2010
Cash flows from operating activities
Net (loss) income	$(44,142)	$4,676
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Investments in portfolio companies	(243,966)	(142,491)
Principal collections related to investment repayments or sales	336,172	177,340
Decrease in interest receivable, accrued payment-in-kind interest and dividends	21,453	3,166
Amortization of restricted stock awards
Employee	1,809	3,363
Non-employee director	46	58
Decrease in cash—securitization accounts from interest collections	1,515	3,191
Increase in restricted cash—escrow accounts	(3,648)	—
Depreciation and amortization	2,936	3,073
Decrease in other assets	1,021	446
Increase (decrease) in other liabilities	428	(4,564)
Realized loss (gain) on investments	73,960	(1,948)
Net change in unrealized (appreciation) depreciation on investments	(516)	27,078
Loss (gain) on extinguishment of debt	863	(2,983)

Net cash provided by operating activities	147,931	70,405

Cash flows from financing activities
Payments on borrowings	(62,726)	(73,466)
Proceeds from borrowings	5,000	27,500
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	(58,686)	(9,553)
Restricted cash	16,049	12,190
Payment of financing costs	(1,700)	(2,056)
Distributions paid	(35,418)	(8,421)
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(1,453)	(86)
Net forfeitures of restricted common stock	(11)	(15)

Net cash used in financing activities	(138,945)	(53,907)

Net increase in cash and cash equivalents	8,986	16,498
Cash and cash equivalents
Beginning balance	44,970	54,187

Ending balance	$53,956	$70,685

Supplemental disclosure of cash flow information
Interest paid	$10,397	$11,341
Income taxes paid	297	1,469
Paid-in-kind interest collected	20,410	17,522
Dividend income collected	12,355	2,103

MCG Capital Corporation

November 3, 2011

SELECTED FINANCIAL DATA

QUARTERLY OPERATING INFORMATION

	2010	2010	2011	2011	2011
(in thousands, except per share amounts)	Q3	Q4	Q1	Q2	Q3
Revenue
Interest and dividend income
Interest income	$19,519	$18,459	$20,158	$17,153	$17,128
Dividend income	1,561	2,984	2,497	2,116	1,227
Loan fee income	810	432	781	919	1,425

Total interest and dividend income	21,890	21,875	23,436	20,188	19,780
Advisory fees and other income	681	1,609	867	1,020	930

Total revenue	22,571	23,484	24,303	21,208	20,710

Operating expense
Interest expense	4,326	3,709	3,873	3,945	3,960
Salaries and benefits	3,527	4,210	3,976	2,908	2,683
Amortization of employee restricted stock awards	1,013	979	624	406	348
General and administrative	2,305	2,710	2,827	2,646	3,657
Restructuring expense(b)	—	—	—	65	4,109

Total operating expense	11,171	11,608	11,300	9,970	14,757

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	11,400	11,876	13,003	11,238	5,953
Net investment loss before income tax provision (benefit)	(9,800)	(29,689)	(20,944)	(21,448)	(31,052)
Gain (loss) on extinguishment of debt before income tax provision (benefit)	(449)	—	(863)	—	—
Income tax provision (benefit)	1,680	(65)	11	8	10

Net loss	$(529)	$(17,748)	$(8,815)	$(10,218)	$(25,109)

Reconciliation of DNOI to net operating income
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	$11,400	$11,876	$13,003	$11,238	$5,953
Amortization of employee restricted stock awards(b)	1,013	979	624	406	779

DNOI(a) (b)	$12,413	$12,855	$13,627	$11,644	$6,732

DNOI per share-weighted average common shares—basic and diluted(a)	$0.16	$0.17	$0.18	$0.15	$0.09
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	75,486	75,648	75,765	76,343	76,404
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit) per common share—basic and diluted	$0.15	$0.16	$0.17	$0.15	$0.08
Earnings (loss) per common share—basic and diluted	$(0.01)	$(0.23)	$(0.12)	$(0.13)	$(0.33)
Net asset value per common share—period end	$7.92	$7.54	$7.23	$6.93	$6.44
Distributions declared per common share(c)	$0.12	$0.14	$0.15	$0.17	$0.17

(a)

DNOI represents net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents an expense of the Company but does not require settlement in cash. DNOI does include PIK interest and dividend income which are generally not payable in cash on a regular basis, but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

(b)	Results for Q3 2011, include $431 of amortization of employee restricted stock awards associated with MCG’s corporate restructuring.
(c)	On October 31, 2011, MCG’s board of directors declared a distribution of $0.17 per share payable on January 13, 2012 to shareholders of record as of December 15, 2011.

MCG Capital Corporation

November 3, 2011

SELECTED FINANCIAL DATA

KEY QUARTERLY STATISTICS

	2010	2010	2011	2011	2011
(dollars in thousands)	Q3	Q4	Q1	Q2	Q3
Average quarterly loan portfolio at fair value	$670,726	$663,443	$756,842	$697,016	$676,038
Average quarterly total investment portfolio - fair value	954,231	948,504	1,003,581	886,047	846,905
Average quarterly total assets	1,153,995	1,111,728	1,131,291	1,083,614	1,043,239
Average quarterly stockholders’ equity	606,933	600,816	574,024	544,602	529,989
Return on average total assets (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	3.26%	3.53%	3.96%	4.24%	3.85%
Net income (loss)	0.53%	(1.14)%	(2.44)%	(3.33)%	(5.67)%
Return on average equity (trailing 12 months)
Net operating income before net investment (loss) gain, gain (loss) on extinguishment of debt and income tax provision (benefit)	6.21%	6.64%	7.51%	8.17%	7.48%
Net income (loss)	1.02%	(2.14)%	(4.64)%	(6.41)%	(11.01)%
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	0.39%	0.29%	0.31%	0.26%	0.30%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	12.45%	11.49%	10.98%	10.68%	10.43%

	12.84%	11.78%	11.29%	10.94%	10.73%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.20%	0.02%	0.24%	0.24%	0.98%
Impact of non-accrual loans	(1.02)%	(0.50)%	(0.31)%	(0.78)%	(0.82)%

Total yield on average loan portfolio at fair value	12.02%	11.30%	11.22%	10.40%	10.89%

Cost of funds
Average LIBOR	0.39%	0.29%	0.31%	0.26%	0.30%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	2.31%	2.16%	2.08%	2.28%	2.35%
Impact of amortization of deferred debt issuance costs	0.50%	0.46%	0.45%	0.44%	0.46%

Total cost of funds	3.20%	2.91%	2.84%	2.98%	3.11%

Net portfolio yield margin	7.20%	7.49%	7.80%	7.80%	7.31%
Selected period-end balance sheet statistics
Total investment portfolio at fair value	$924,253	$1,009,705	$954,349	$849,101	$824,173
Total assets	1,136,665	1,145,277	1,105,150	1,066,056	1,009,090
Borrowings	508,899	546,882	527,343	511,210	490,019
Total equity	606,078	578,016	557,093	534,033	496,481
Cash, securitization and restricted accounts	124,545	71,628	92,503	135,736	116,398
Debt to equity	83.97%	94.61%	94.66%	95.73%	98.70%
Debt, net of cash, securitization and restricted accounts to equity	63.42%	82.22%	78.06%	70.31%	75.25%
Other statistics (at period end)
BDC asset coverage ratio	233%	231%	233%	232%	230%
Number of portfolio companies	62	71	67	64	62
Number of employees	66	66	63	63	39
Loans on non-accrual as a percentage of total debt investments
Fair Value	4.35%	3.43%	4.43%	5.25%	4.44%
Cost	18.33%	15.87%	13.93%	13.15%	11.85%

(a)

The impact due to the timing of the LIBOR resets and floors is included in the spread to average LIBOR. The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets and floors for Q3 2010, Q4 2010, Q1 2011, Q2 2011 and Q3 2011 was approximately 1.25%, 1.34%, 1.34%, 1.39% and 1.49%, respectively. The impact to the cost of funds due to the timing of LIBOR resets for Q3 2010, Q4 2010, Q1 2011, Q2 2011 and Q3 2011 was approximately 0.05%, 0.05%, (0.3)%, 0.4%, and (0.03)% respectively.

MCG Capital Corporation

November 3, 2011

SELECTED FINANCIAL DATA

QUARTERLY INVESTMENT RISK AND CHANGES IN PORTFOLIO COMPOSITION

	2010	2010	2011	2011	2011
(dollars in thousands)	Q3	Q4	Q1	Q2	Q3
Investment rating:(a)
IR 1 total investments at fair value(b)	$451,743	$330,605	$319,588	$307,744	$315,725
IR 2 total investments at fair value	242,579	370,694	336,050	293,927	298,957
IR 3 total investments at fair value	195,342	173,447	187,610	184,531	173,391
IR 4 total investments at fair value	6,796	112,811	94,293	2,994	2,535
IR 5 total investments at fair value	27,793	22,148	16,808	59,905	33,565
IR 1 percentage of total portfolio	48.9%	32.7%	33.5%	36.2%	38.3%
IR 2 percentage of total portfolio	26.3%	36.7%	35.2%	34.6%	36.3%
IR 3 percentage of total portfolio	21.1%	17.2%	19.6%	21.7%	21.0%
IR 4 percentage of total portfolio	0.7%	11.2%	9.9%	0.3%	0.3%
IR 5 percentage of total portfolio	3.0%	2.2%	1.8%	7.1%	4.1%
Originations and advances, including PIK, by security type:
Senior secured debt	$46,692	$145,440	$61,918	$99,022	$63,360
Subordinated debt—Secured	17,986	9,116	30,143	560	665
Subordinated debt—Unsecured	2,855	75	57	1,757	70
Preferred equity	1,561	4,751	2,801	6,416	3,227
Common/common equivalents equity	—	716	184	—	325

Total	$69,094	$160,098	$95,103	$107,755	$67,647

Exits and repayments by security type:
Senior secured debt	$21,315	$24,770	$73,186	$92,834	$58,355
Subordinated debt—Secured	51,177	2,749	37,568	45,926	2,692
Subordinated debt—Unsecured	31,618	—	—	228	(86)
Preferred equity	16,579	2,410	18,224	37,306	515
Common/common equivalents equity	12,531	12,774	245	1,879	65

Total	$133,220	$42,703	$129,223	$178,173	$61,541

Exits and repayments by transaction type:
Scheduled principal amortization	$6,277	$12,186	$4,907	$11,896	$21,961
Principal prepayments and loan sales	85,129	14,037	100,068	114,828	36,921
Payment of payment-in-kind interest and dividends	13,851	3,164	9,963	20,134	2,380
Sale of equity investments	27,963	13,316	14,285	31,315	279

Total	$133,220	$42,703	$129,223	$178,173	$61,541

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment
(b)

As of September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011, approximately $117 million, $112 million, $119 million, $117 million and $118 million, respectively, of MCG’s investments with an investment rating of “1” represented loans to companies in which MCG also held equity.

MCG Capital Corporation

November 3, 2011

SELECTED FINANCIAL DATA

PORTFOLIO COMPOSITION BY TYPE

	2010	2010	2011	2011	2011
(dollars in thousands)	Q3	Q4	Q1	Q2	Q3
Composition of investments at period end, fair value
Senior secured debt	$437,709	$555,667	$547,280	$535,320	$535,247
Subordinated debt
Secured	187,918	190,309	177,628	132,830	124,203
Unsecured	12,241	12,321	12,588	14,353	14,411

Total debt investments	637,868	758,297	737,496	682,503	673,861

Preferred equity	244,864	218,690	183,735	133,350	116,310
Common/common equivalents equity	41,521	32,718	33,118	33,248	34,002

Total equity investments	286,385	251,408	216,853	166,598	150,312

Total investments	$924,253	$1,009,705	$954,349	$849,101	$824,173

Percentage of investments at period end, fair value
Senior secured debt	47.4%	55.0%	57.4%	63.0%	64.9%
Subordinated debt
Secured	20.3%	18.9%	18.6%	15.7%	15.1%
Unsecured	1.3%	1.2%	1.3%	1.7%	1.8%

Total debt investments	69.0%	75.1%	77.3%	80.4%	81.8%

Preferred equity	26.5%	21.7%	19.2%	15.7%	14.1%
Common/common equivalents equity	4.5%	3.2%	3.5%	3.9%	4.1%

Total equity investments	31.0%	24.9%	22.7%	19.6%	18.2%

Total investments	100.0%	100.0%	100.0%	100.0%	100.0%

IMPORTANT INFORMATION ABOUT NON-GAAP REFERENCES

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with GAAP adjusted for amortization of employee restricted stock awards.

The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents an expense of the Company but does not require settlement in cash. DNOI does include PIK interest and dividend income that generally are not payable in cash on a regular basis, but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities. DNOI should not be considered as an alternative to, as an indicator of the Company’s operating performance, or as a substitute for net operating income, net (loss) income, earnings (loss) per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net (loss) income, earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with its reported GAAP results.

MCG Capital Corporation

November 3, 2011

ABOUT MCG CAPITAL CORPORATION

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. MCG’s investment objective is to achieve current income and capital gains. Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG’s results of operations, including revenues, net operating income, distributable net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; the performance of current or former MCG portfolio companies; the cause of net investment losses; the tax attributes of 2011 distributions; the belief that the Company’s restructuring plan reflects its focus on originating high-yielding debt securities to the extent funds are available, aligns the size of the Company’s organization to its asset base and establishes an efficient framework that is scalable with its assets; the estimated savings from the Company’s restructuring and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.